UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 29, 2020

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 26, 2020, Ashford Inc. (the “Company”) received notification (the “Letter”) from the NYSE American LLC (the “NYSE American”) that it was not in compliance with the continued listing standards set forth in the NYSE American Company Guide (the “Company Guide”). Specifically, the Letter indicated that the Company was not in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide, requiring a listed company to have stockholders’ equity of (i) at least $2.0 million if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years and (ii) at least $4.0 million if it has reported losses from continuing operations or net losses in three of its four most recent fiscal years. The Letter noted that the Company reported a stockholders’ deficit of $159.2 million as of June 30, 2020, and has had losses from continuing operations and/or net losses in each of its five most recent fiscal years, except for the fiscal year ended December 31, 2018.

The Company was required to submit a plan to the NYSE American by September 25, 2020 addressing how it intends to regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide by February 26, 2022, or sooner if the NYSE American determines that the nature and circumstances of the Company’s continued listing status warrant a shorter period of time. The Company submitted a plan prior to the deadline.

On October 29, 2020, the Company received notice from the NYSE American that it had accepted the Company’s plan and granted a plan period through February 26, 2022. During the plan period the Company will be subject to quarterly review to determine if it is making progress consistent with the plan. If the Company does not regain compliance with the NYSE American listing standards by February 26, 2022, or if the Company does not make sufficient progress consistent with its plan, then the NYSE American may initiate delisting proceedings.

The Company’s stock will continue to be listed on the NYSE American during the plan period pursuant to an extension. The Company’s receipt of such notification from the NYSE American does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

The Company can provide no assurances that it will be able to make progress with respect to its plan that NYSE American will determine to be satisfactory, that it will regain compliance with Section 1003(a)(i) and (ii) of the Company Guide on or before the expiration of the plan period, or that developments and events occurring subsequent to the Company’s formulation of the plan or its acceptance by the NYSE American will not adversely affect the Company’s ability to make sufficient progress and/or regain compliance with Section 1003(a)(i) and (ii) of the Company Guide on or before the expiration of the plan period or result in the Company’s failure to be in compliance with other NYSE American continued listing standards.

On November 3, 2020, the Company issued a press release disclosing the receipt of the NYSE American notice accepting its plan, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number     Description

99.1	Press Release of the Company, dated November 3, 2020

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary
Date: November 3, 2020